Exhibit 1.01

CONFLICT MINERALS REPORT OF
NATIONAL INSTRUMENTS CORPORATION
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2022

I.	Introduction

This is the Conflict Minerals1 Report of National Instruments Corporation (“we,” “our,” “us,” “NI,” or the “Company”) prepared for calendar year 2022 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”), as amended. Numerous terms in this Report are defined in Rule 13p-1 of the Act and SEC Release No. 34-67716 (August 22, 2012) under the Act (the “Adopting Release”). The reader is referred to these sources for the definitions of defined terms contained herein.

In accordance with Rule 13p-1, we undertook efforts to determine the presence and source of the conflict minerals within our products. The Company designed its efforts in conformity with the internationally recognized due diligence framework set forth in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related Supplements.

The statements below are based on the activities performed to date in good faith by the Company and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, gaps in supplier or smelter education and knowledge, supplier and smelter unfamiliarity with the protocol, evolving identification of smelters, incomplete information from industry or other third-party sources, all instances of Conflict Minerals necessary to the functionality or manufacturing of NI’s products possibly not yet having been identified, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, oversights or errors in conformant smelter audits, Covered Countries sourced materials being declared secondary materials, companies going out of business in 2022, certification programs being not equally advanced for all industry segments and metals, smuggling of Conflict Minerals from the Covered Countries to countries beyond the covered countries, continuing guidance regarding the SEC final rules, and other issues.

II.	Overview

Company Profile

National Instruments Corporation started over 40 years ago on an idea of connecting engineers through software. Our founders created technology to connect instruments to computers in order to accelerate the testing and measurement of innovative technology, and this was the seed of a philosophy of accelerating innovation that continues to be a driving force of our culture, our business, and our operations today. We strive to enable customers around the world to do their most ambitious work while meeting fast-moving market demands. We provide the integration of modular flexible software connected platform and open, flexible software systems, to consistently support organizations’ evolving test and measurement needs. Our hope is that in 100 years’ time, future generations will continue to benefit from the results of the innovation of virtualizing test and measurement we make possible today. NI is headquartered in Austin, Texas, was incorporated under the laws of the State of Texas in May 1976 and was reincorporated in Delaware in June 1994. In March 1995, we completed an initial public offering of our common stock. Our common stock, $0.01 par value, is quoted on the NASDAQ Stock Market under the trading symbol NATI.

1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.
2 OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris.

We are subject to this rule as we have determined that, during 2022, conflict minerals were likely necessary to the functionality or production of products we manufactured or contracted to manufacture. The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we conduct no purchasing activities directly in the DRC or adjoining countries.

Conflict Minerals Policy

The Company developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights the Company’s commitment to complying with the reporting and due diligence obligations required by the SEC rule and our expectations from our suppliers. The policy as well as our Supplier Handbook and terms and conditions include language highlighting our expectation for suppliers to source responsibly. The policy resides on our corporate website (http://ni.com/conflictminerals).

Reasonable Country of Origin Inquiry Information

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.

The Company’s RCOI process included reviewing the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release and conducting an inquiry of our direct suppliers of the in-scope products using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI which indicated sourcing from the DRC or an adjoining country, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD Due Diligence Guidance. Our due diligence efforts are discussed further in this Conflict Minerals Report.

Due Diligence Program Design

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:

Step 1:	Establish strong company management systems
Step 2:	Identify and assess risks in the supply chain
Step 3:	Design and implement a strategy to respond to identified risks
Step 4:	Carry out independent third-party audit of smelter/refiner’s due diligence practices
Step 5:	Report annually on supply chain due diligence

III.	Due Diligence Measures Performed by The Company

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

a.
Conflict minerals team – The Company established a conflict minerals team that includes individuals from the relevant business units and departments, including trade compliance, procurement, sales, and legal. The team was structured to include the involvement from those in upper management roles, including the Senior VP of Manufacturing, Director of Trade Compliance, and Global Supply Chain Operations Manager, to help ensure that critical information, including the Company’s conflict minerals policy, reached relevant employees and suppliers.

b.
Conflict minerals policy – The Company adopted and published a policy establishing the expectations of our suppliers. The policy resides on our corporate website (http://ni.com/conflictminerals). The Company’s expectation for the responsible sourcing of minerals is also incorporated into the Company’s terms and conditions with suppliers.

c.
Supplier engagement – The Company communicated its conflict minerals policy and provided educational materials to our in-scope suppliers. Suppliers were informed when the request for information was initiated on the conflict minerals disclosure requirements as well as recommendations for developing, implementing, and documenting a conflict minerals compliance program. NI also communicated its conflict minerals position statement to its suppliers through the NI Supplier Handbook, available online at ni.com/en-us/about-ni/suppliers.html, which  is designed to inform potential and existing suppliers about the Company. Finally, NI requires that its suppliers abide by the NI Supplier Handbook and the labor, health and safety, environmental, and ethics standards of the most current version of the Responsible Business Alliance (RBA) Code of Conduct.

d.
Company-level grievance mechanism – As recommended by the OECD Due Diligence Guidance, the Company has a grievance mechanism in place as a risk-awareness system for conflict minerals issues. NI maintains an ethics hotline pursuant to which stakeholders, internal and external, may confidentially report concerns involving conflict minerals, either electronically or by phone.

e.	Records management – The Company will maintain records relating to our conflict minerals program in accordance with the recommended record retention guidelines of five years.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.
Identified products in scope – Our conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release. As most NI hardware products contain at least one of the Conflict Minerals this disclosure includes information on a company-level basis that includes general information for all NI products.

b.
Conducted RCOI – The Company utilized the most recent version of the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide materials and components for NI products. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI. See Appendix I for a list of countries of origin identified through the RCOI process.

c.
Completed additional follow-up – The Company contacted direct suppliers multiple times to request detailed conflict minerals information. We also worked to clarify and validate the accuracy of information provided by our suppliers by responding with standardized feedback questions to address any issues or uncertainty with the template provided when necessary and/or obtaining additional information upon request (product identification, order numbers, or shipping addresses) to help ensure we are receiving conflict minerals information specific to our supply-chain.

d.
Identified smelters or refiners (“SORs”) – The Company compiled a list of SORs in our supply chain using our suppliers’ responses in their CMRTs. The Company reconciled this list to the list of smelter facilities designated by the RMI’s Responsible Minerals Assurance Process (“RMAP”). The RMAP completes independent, third-party audits of smelters and refiners to determine which can be validated as having systems in place that help ensure the minerals are responsible sourced according to the OECD Due Diligence Guidance. The company also utilized information provided by the London Bullion Market Association (“LBMA”), and Responsible Jewelry Council (“RJC”) cross-recognition audit programs. The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs. We have provided that list in this report within section IV – Product Description; Processing Facilities.

e.
Performed smelter due diligence with suppliers - Suppliers that reported smelters deemed to be high risk received additional communication asking them to clarify if those smelters are reflective of the purchases made and to continue due diligence on their supply chains. High risk smelters are those that have not yet undergone a third-party audit or have been deemed non-conformant.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

a.
Reporting results to senior management – The Conflict Minerals team reports the results of our RCOI to upper management at multiple points in time throughout the data collection period. These communications included the team’s plan to respond to risks identified in the due diligence processes.

b.
Designed and implemented a plan – The Company used established risk rating criteria to evaluate suppliers based on the responses provided within their CMRT, as well as any additional documentation furnished to support those responses and the suppliers’ due diligence processes. The resulting risk ratings were used to develop specific supplier outreach to address the identified risks and to take corrective actions with suppliers found not in compliance with the Company’s conflict minerals policy. These actions will include additional outreach to suppliers who failed to respond to our multiple requests for information, provided inconsistent or erroneous information, or indicated they had received responses from less than 50% of their in-scope suppliers. Our team further reviews the responses to verify the validity of SORs reported by our suppliers, the audit status of such SORs, and the country of origin of the minerals processed at such facilities.

c.
Provided educational materials – The Company provided each supplier with educational materials that explain Section 1502 of the Dodd Frank Act, the OECD framework, the RCOI process, and general information on the contents of the most recent revision of the CMRT (including definitions of common phrases and frequently asked questions). The educational material serves as a point of reference for suppliers that are unfamiliar with the rule and helps limit the risk of obtaining inaccurate information from them. Throughout the process we offer assistance to our suppliers to improve the quality of the information provided to us.

d.
Provided conflict minerals policy to suppliers – After working with a supplier to obtain a CMRT, we provide them with a copy of our conflict minerals policy for their records to ensure our suppliers continue to operate in line with our expectations.

e.
Identified SORs – As part of the risk mitigation process, the Company reconciled the list of SORs collected from suppliers to the list of smelter facilities validated by the RMI.  The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

The Company is using information provided by independent third-party audit programs, including the RMI, RMAP, LBMA, and RJC, to confirm the existence and verify the OECD-conformance status of SORs identified during our due diligence.

For SORs that had not been audited as conformant, the Company sent a communication to encourage participation in the RMAP and requested the SOR to provide the mines and/or locations the SOR sources from to assist in identifying all countries of origin. Additionally, the Company sent communications to all suppliers that reported SORs that had not been audited as conformant to request that these suppliers contact the SORs to encourage participation in the RMAP.

The Company is also a member of the RMI {Member Code: NAIN}. As a member, the Company financially supports the development of the RMAP through member dues and utilizes the RMI data to determine the country of origin of conflict minerals in the Company’s products in addition to the Company’s efforts of reaching out to smelters. The efforts to determine location of origin through the RMI are described in the RMI’s Reasonable Country of Origin Inquiry Data methodology available on its website.

Step 5: Report annually on supply chain due diligence

Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our website at http://investor.ni.com/.

IV.	Product Description; Processing Facilities

Product Description – Most NI hardware products and systems contain at least one of the Conflict Minerals and fall into the scope of the law’s requirements; thus, the following description includes information on a company-level basis that includes general information for our hardware products. We offer two primary hardware form factors, PXI and NI C-series, both with a modular input/output (“I/O”) approach in addition to industry standard PCI form factors. The NI PXI modular instrument platform, introduced in 1997, is a standard PC architecture in a rugged form factor with expansion slots and instrumentation extensions for timing, triggering and signal sharing. PXI combines mainstream PC software and PCI hardware with advanced instrumentation capabilities. The NI C-series platform, used in our CompactRIO and CompactDAQ products, is a rugged, high-performance I/O and processing platform used in a wide variety of data acquisition applications. The NI PXI and C-series platforms include field programmable gate array (“FPGA”) technology, giving customers programmable hardware capability that provides high performance and is user-customizable with NI LabVIEW software. One example of our application-specific systems is our NI Semiconductor Test System (“STS”) which combines NI modular instrumentation with NI software for RF and mixed-signal production testing. The STS features fully production-ready test systems that use NI technology in a form factor suitable for a semiconductor production test environment. The STS combines the NI PXI hardware, TestStand test management software, and LabVIEW graphical programming software inside a fully enclosed test head. The compact STS design houses all the key components of a production tester while using a fraction of the floor space, power, and maintenance typically required by traditional automated test equipment.

Processing Facilities – Based on our due diligence process and the information received from our suppliers, the following facilities were identified by the Company’s suppliers as the smelters and refiners of the tin, tantalum, tungsten and/or gold present in and necessary to the functionality of products manufactured by the Company in the calendar year ended December 31, 2022. The information from our suppliers is still evolving and may contain company-level declarations. As such, this smelter list is presented in good faith as the best information we have to date. For 2022 we identified 139 SORs in our supply chain, and 134 have been audited as conformant with the RMAP. This list may contain smelters that are not in our supply chain and/or there may be other smelters not yet identified in our due diligence process. We will continue to update the list as our information and the relevant third-party data from RMI, LBMA, and RJC improves.

Metal	Standard_Smelter_Name	Country_Location	Entity_ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814

Gold	Italpreziosi	ITALY	CID002765
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies	SPAIN	CID003524
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

V.	Future Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information available globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we may continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those above, the Company will undertake the following steps during the next compliance period:
•	Review the conflict minerals policy statement and update if necessary.
•	Review supplier and employee training materials and update if necessary.
•	Continue to collect responses from suppliers using the most recent revision of the CMRT.
•	Engage with suppliers that did not provide a response in 2022 or provided incomplete responses to enhance our data collection for 2023.
•	Monitor and track performance of risk mitigation efforts including the performance of suppliers deemed high-risk.
•	Continue engagement with smelters by sending letters to those that have not been audited as conformant.
•	Continue to send messages to our suppliers to engage with smelters that have not been audited as conformant.
•	Collect from suppliers product-level or user-defined level responses where useful.
•	Compare and validate RCOI results to information collected via independent third-party audit programs, such as the RMI, and through our Company’s own coordinated outreach to smelters.
•	Encourage responsible sourcing from the DRC and adjoining countries.
•	Stay aware of new and related sourcing challenges that affect smelter RMI audit status.
•	Continue to support efforts of industry groups, like the RMI, to strengthen due diligence efforts.

Websites referenced in this Conflict Minerals Report, and the information contained in them or connected to them, are not intended to be incorporated into this Conflict Minerals Report or our Form SD.

This Conflict Minerals Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Any statements contained herein regarding our future financial performance, operations, due diligence, or other activities (including, without limitation, statements to the effect that we “will,” “expect,” “anticipate,” “continue,” “plan,” “may,” or other variations thereof or comparable terminology or the negative thereof) should be considered forward-looking statements. All forward-looking statements are based on current expectations and projections of future events. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not guarantees of performance and actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors, including those set forth in the risk factors in our Form 10-K for the fiscal year ended December 31, 2022  filed with the Securities and Exchange Commission (“SEC”), any subsequent Forms 10-Q filed with the SEC, and other documents filed with the SEC.  Actual results could differ materially from those stated or implied by our forward-looking statements, due to risks and uncertainties associated with our business or underlying assumptions or conditions. You should not place undue reliance on any of these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update information contained in any forward-looking statement, whether as a result of new information, future events, or otherwise.

APPENDIX I – Countries of Origin

The potential country of origin information provided in this Appendix is based on the information collected from the Company’s suppliers. It is important to note that this is based, in part, on company-level responses and therefore, it is not certain that these countries of origin can be linked to our products.

Australia	Mozambique
Austria	Myanmar
Benin	Namibia
Bolivia (Plurinational State of)	Nicaragua
Brazil	Niger
Burundi*	Nigeria
Canada	Papua New Guinea
Chile	Peru
China	Philippines
Chinese Taipei	Portugal
Colombia	Russian Federation
Congo, Democratic Republic of the*	Rwanda*
Ecuador	Sierra Leone
Eritrea	South Africa
Ethiopia	South Korea
France	Spain
Ghana	Swaziland
Guinea	Sweden
Guyana	Tanzania*
India	Thailand
Indonesia	Uganda*
Kazakhstan	United Kingdom of Great Britain and Northern Ireland
Krygyzstan	United States of America
Laos	Uzbekistan
Malaysia	Vietnam
Mexico	Zimbabwe
Mongolia

* DRC or adjoining countries